                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of report (Date of earliest event reported):  August 29, 1997



                         HEARST-ARGYLE TELEVISION, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                     0-27000                74-2717523
(State or Other Jurisdiction of      (Commission            (IRS Employer
 Incorporation)                      File Number)          Identification No.)



            888 Seventh Avenue
            New York, New York                                   10106
(Address of Principal Executive Offices)                       (Zip Code)



              Registrant's telephone number, including area code:
                                 (212) 649-2000
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ITEM 2.   ACQUISITION OF DISPOSITION OF ASSETS.

     On August 29, 1997, The Hearst Corporation, a Delaware corporation ("Hearst"), contributed its television broadcast group to Argyle Television, Inc., a Delaware corporation ("Argyle"), and merged a wholly-owned subsidiary of Hearst with and into Argyle, with Argyle as the surviving corporation (renamed "Hearst-Argyle Television, Inc." ("Hearst-Argyle")). Hearst-Argyle continues to be listed on the Nasdaq National Market, however, its stock symbol has been changed to "HATV." As a result of this transaction, Hearst initially owns in excess of 80% of the common stock of Hearst-Argyle in the form of shares of Series B Common Stock, par value $.01 per share ("Series B Common Stock"), which gives Hearst the right to elect nine of the 11 members of Hearst-Argyle's Board of Directors. The remaining common stock of Hearst-Argyle is in the form of Series A Common Stock, par value $.01 per share ("Series A Common Stock"), which is quoted on the Nasdaq National Market.

     The transaction was approved by Argyle's stockholders at the annual meeting held on August 28, 1997 and consummated pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of March 26, 1997 (the "Merger Agreement"), among Hearst, HAT Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Hearst ("Merger Sub"), HAT Contribution Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Hearst ("Cash Sub"), and Argyle. The transactions consummated thereby (collectively, the "Hearst Transaction"), included among other things: (i) the amendment and restatement of the Amended and Restated Certificate of Incorporation of Argyle pursuant to which, among other things, (w) Argyle's authorized common stock increased from 50 million to 200 million shares; (x) Argyle's existing Series B Common Stock, par value $.01 per share, and Series C Common Stock, par value $.01 per share, were reclassified as and changed into Series A Common Stock, par value $.01 per share ("Series A Common Stock"); (y) a new Series B Common Stock was authorized, which was issued to Hearst in connection with the Contribution described below; and, (z) Argyle's existing Series A Preferred Stock, par value $.01 per share ("Argyle Series A Preferred Stock"), and Series B Preferred Stock, par value $.01 per share ("Argyle Series B Preferred Stock"), received voting rights, as set forth in and pursuant to the Merger Agreement; (ii) the issuance by Argyle of 38,611,000 shares of Series B Common Stock to Hearst and one share of Series B Common Stock to Cash Sub, in exchange for their contribution of certain assets and liabilities to Argyle (the "Contribution"); and, (iii) the merger of Merger Sub with and into Argyle, with Argyle as the surviving corporation renamed "Hearst-Argyle Television, Inc." (the "Merger").

     At the effective time of the Merger, each outstanding share of Series A Common Stock was converted into the right to receive, at the holder's election and subject to certain limitations and allocation prorations, one of the following (the "Merger Consideration"): (i) one share of Series A Common Stock, par value $.01 per share, of Hearst-Argyle ("Hearst-Argyle Series A Common Stock"); (ii) $26.50 in cash, without interest; or, (iii) a combination of 0.5 share of Hearst-Argyle Series A Common Stock and $13.25 in cash, without interest. In the Merger, each issued and outstanding share of Argyle Series A Preferred Stock was converted into one share of Hearst-Argyle Series A Voting Preferred Stock, par value $.01 per share, and each issued and outstanding share of Argyle Series B Preferred Stock was converted into one share of Hearst-Argyle Series B Voting Preferred Stock, par value $.01 per share.

     Hearst contributed to Argyle the assets and properties of Hearst's six network-affiliated television broadcast stations (WCVB-TV, Boston, Massachusetts; WTAE-TV, Pittsburgh, Pennsylvania; WBAL-TV, Baltimore, Maryland; WISN-TV, Milwaukee, Wisconsin; KMBC-TV, Kansas City, Missouri; and, WDTN-TV, Dayton, Ohio) and Hearst Broadcasting Productions, a unit of WCVB-TV engaged in the programming production business (collectively, the "Hearst Broadcast Group"). The Hearst Broadcast Group was subject to approximately $275 million of long-term debt, which Argyle assumed along with liabilities related to operations of
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the Hearst Broadcast Group.  In addition, Cash Sub contributed to Argyle approximately $200 million in cash and Argyle assumed the $200 million of short-term debt incurred by Cash Sub in respect thereof. In exchange for the Contribution to Argyle, Hearst received 38,611,000 shares of Series B Common Stock and Cash Sub received one share of Series B Common Stock.

     Argyle obtained financing for the Hearst Transaction pursuant to a new $1 billion credit facility from a group of lenders led by The Chase Manhattan Bank, as administrative agent, which was entered into as of August 29, 1997.

     The closing of the Hearst Transaction constituted a "change of control" of Argyle, which requires Hearst-Argyle to offer to repurchase Argyle's 9-3/4% Senior Subordinated Notes due 2005 for cash at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. Hearst-Argyle must make this offer within 30 days after the closing of the Hearst Transaction. A portion of the proceeds of the new credit facility is available for this purpose.

     As a result of the Hearst Transaction, Hearst-Argyle owns and operates network affiliated television stations WCVB-TV, the ABC affiliate in Boston, Massachusetts; WTAE-TV, the ABC affiliate in Pittsburgh, Pennsylvania; WBAL-TV, the NBC affiliate in Baltimore, Maryland; WLWT-TV, the NBC affiliate in Cincinnati, Ohio; WISN-TV, the ABC affiliate in Milwaukee, Wisconsin; KMBC-TV, the ABC affiliate in Kansas City, Missouri; KOCO-TV, the ABC affiliate in Oklahoma City, Oklahoma; WNAC-TV, the Fox affiliate in Providence, Rhode Island; WDTN-TV, the ABC affiliate in Dayton, Ohio; KITV-TV, the ABC affiliate in Honolulu, Hawaii; WAPT-TV, the ABC affiliate in Jackson, Mississippi; and, KHBS-TV, the ABC affiliate in Fort Smith, Arkansas, and its satellite KHOG-TV, the ABC affiliate in Fayetteville, Arkansas.

     Hearst-Argyle also owns and operates Hearst-Argyle Broadcasting Productions, which is engaged in the production of programming for cable networks and broadcast stations. Hearst-Argyle also provides management services for WWWB-TV, the WB (Warner Brothers) affiliate in Tampa, Florida; WPBF-TV, the ABC affiliate in West Palm Beach, Florida; KCWB-TV, the WB affiliate in Kansas City, Missouri; and, two radio stations (WBAL-AM and WIYY-FM, Baltimore, Maryland). These managed stations (other than KCWB-TV) continue to be owned by Hearst. Hearst-Argyle has an option to acquire Hearst's interest in these managed television stations under certain circumstances.

     In accordance with the order of the Federal Communications Commission approving the Hearst Transaction, WNAC-TV in Providence, Rhode Island will be divested because of an overlap with WCVB-TV in Boston, Massachusetts, and WDTN-TV in Dayton, Ohio will be divested because of an overlap with WLWT-TV in Cincinnati, Ohio.

     Additional information concerning the Hearst Transaction and related matters are set forth in the Proxy Statement/Prospectus dated July 31, 1997, mailed to Argyle stockholders in connection with the annual stockholders meeting held on August 28, 1997.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          It is impracticable to file with this Form 8-K the financial statements and pro forma financial information required with respect to the Hearst Transaction. Such financial statements and pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable and, in any event, within 60 days after the required filing date for this Form 8-K.

     (b)  Pro Forma Financial Information.

          See Item 7(a) above.

     (c)  Exhibits.

     2.1 Amended and Restated Agreement and Plan of Merger, dated as of March 26, 1997, by and among The Hearst Corporation, HAT Merger Sub, Inc., HAT Contribution Sub, Inc. and Argyle Television, Inc. (incorporated by reference to Exhibit 2.1 of the Company's Registration Statement on Form S-4 (File No. 333-32487)).

     4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Appendix C of the Company's Registration Statement on Form S-4 (File No. 333-32487)).

     4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-3 (File No. 333-35051)).

     4.3 Form of specimen certificate representing shares of Series A Common Stock (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-3 (File No. 333-35051)).

     4.4 Form of Registration Rights Agreement among the Company and certain Holders (incorporated by reference to Exhibit B to Exhibit 2.1 of the Company's Registration Statement on Form S-4 (File No. 333-32487)).

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                HEARST-ARGYLE TELEVISION, INC.


Date:  September 15, 1997       By: /s/ Dean H. Blythe
                                    -------------------------------------------
                                    Dean H. Blythe
                                    Senior Vice President-Corporate Development,
                                    Secretary and General Counsel

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